                                                                  Exhibit 14 (a)

                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY L. CAVANAUGH and KATHERINE STONER, or each of them, as his or her true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

REGISTRANT NAME                                         FILE NO.
VALIC Separate Account A                                033-75292 / 811-03240
                                                        002-32783 / 811-03240
                                                        002-96223 / 811-03240
                                                        333-124398 / 811-03240
                                                        333-49232 / 811-03240
                                                        333-124756 / 811-03240

/S/ JAY S. WINTROB                          Director                                    May 1, 2006
Jay S. Wintrob

/S/ BRUCE R. ABRAMS                         Director, President and Chief               May 1, 2006
Bruce R. Abrams                             Executive Officer


/S/ MICHAEL J. AKERS                        Director, Senior Vice President             May 1, 2006
Michael J. Akers                            and Chief Actuary


/S/ MARY L. CAVANAUGH                       Director, Executive Vice                    May 1, 2006
Mary L. Cavanaugh                           President, General Counsel
                                            and Secretary

/S/ N. SCOTT GILLIS                         Director, Senior Vice President             May 1, 2006
N. Scott Gillis                             and Principal Financial Officer


/S/ SHARLA A. JACKSON                       Director and Executive Vice                 May 1, 2006
Sharla A. Jackson                           President - Operations


/S/ KATHLEEN M. MCCUTCHEON                  Director and Vice President -               May 1, 2006
Kathleen M. McCutcheon                      Human Resources


/S/ CHRISTOPHER J. SWIFT                    Director                                    May 1, 2006
Christopher J. Swift